POWER OF ATTORNEY


          We, the undersigned officers and directors of American Fidelity Assurance Company (hereinafter, the "Company"), which is the depositor of American Fidelity Separate Account A ("Account A"), hereby severally constitute John W. Rex and David R. Carpenter, and each of them, severally, our true and lawful attorneys-in-fact with full power to them and each of them to sign for us, and in our names as officers or directors or both, of the Company, one or more post-effective amendments to Account A's Registration Statement on Form N-4 (No. 2-30771), as amended, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

          DATED this 24th day of November, 1998.


WILLIAM M. CAMERON
William M. Cameron, Chairman, Chief Executive Officer and Director (Principal Executive Officer)

LYNDA L. CAMERON
Lynda L. Cameron, Director

EDWARD C. JOULLIAN, III
Edward C. Joullian, III, Director

JOHN D. SMITH
John D. Smith, Director

WILLIAM A. HAGSTROM
William A. Hagstrom, Director

PAULA MARSHALL-CHAPMAN
Paula Marshall-Chapman, Director

WILLIAM E. DURRETT
William E. Durrett, Senior Chairman and Director

JOHN W. REX
John W. Rex, Director, President and Chief Operating Officer

GALEN P. ROBBINS
Galen P. Robbins, M.D., Director

DAVID R. LOPEZ
David R. Lopez, Director

DAVID R. CARPENTER
David R. Carpenter, Senior Vice President, Controller and Treasurer (Principal Financial and Accounting Officer)